Exhibit 5.1

January 11, 2022

BRC Inc.

1250 S. Capital of Texas Highway

Building 2, Suite 285

Austin, TX 78746

Re:	BRC Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to BRC Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 of the Company (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the proposed issuance of up to (i) 41,883,750 shares (the “Merger Shares”) of Class A common stock, $0.0001 par value per share of the Company (the “Class A Common Stock”); (ii) 17,766,667 warrants (the “Warrants”) to purchase shares of Class A Common Stock; and (iii) 17,766,667 shares (the “Warrant Shares”) of Class A Common Stock issuable upon exercise of Warrants, in connection with the Business Combination Agreement, dated as of November 2, 2021 (the “Business Combination Agreement”), by and among SilverBox Engaged Merger Corp I, a Delaware corporation (“SilverBox”), the Company, SBEA Merger Sub LLC, a Delaware limited liability company, BRCC Blocker Merger Sub LLC, a Delaware limited liability company, Authentic Brands LLC, a Delaware limited liability company, and Grand Opal Investment Holdings, Inc., a Delaware corporation.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of the Company’s Amended and Restated Certificate of Incorporation (the “PubCo Charter”); (iv) the forms of certificates of merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) prior to the issuance of the Merger Shares pursuant to the Business Combination Agreement (the “Merger Certificates”); (v) the Warrant Agreement, dated as of February 25, 2021 (the “Warrant Agreement”), by and between SilverBox and Continental Stock Transfer & Trust Company, as warrant agent; (vi) the form of Warrant Assumption Agreement to be entered into between the Company and the Warrant Agent; (vii) resolutions of the board of directors of the Company relating to, among other things, the issuance of the Merger Shares, the Warrants and the Warrant Shares; and (viii) a certificate of the Delaware Secretary of State certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of January 3, 2022 (the “Good Standing Certificate”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

BRC Inc.

January 11, 2022

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all individuals executing documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true, complete and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (xii) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”). As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.       The Merger Shares, the Warrants and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company.

2.       When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Merger Certificates have been filed with and accepted by the Delaware Secretary of State, (iii) the PubCo Charter has been filed with and accepted by the Delaware Secretary of State, and (iv) the Merger Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Merger Shares will be validly issued, fully paid and non-assessable.

3.       When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Merger Certificates have been filed with and accepted by the Delaware Secretary of State, (iii) the PubCo Charter has been filed with and accepted by the Delaware Secretary of State, and (iv) the Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (x) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (y) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (z) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

BRC Inc.

January 11, 2022

4.       When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Merger Certificates have been filed with and accepted by the Delaware Secretary of State, (iii) the PubCo Charter has been filed with and accepted by the Delaware Secretary of State, (iv) the Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, and (v) the Warrants are duly exercised in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, assumptions, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the DGCL, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to supplement or revise this opinion letter or to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP